SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                   INTERACTIVE TECHNOLOGIES CORPORATION, INC.
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               (Exact name of registrant specified in its charter)
Wyoming                                                              98-0120805
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State or other jurisdiction of                                  (I.R.S. Employer
incorporation or organization)                               Identification No.)
104 S. Harbor City Blvd., Ste. A, Melbourne, Fl      32901
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(Address of Principal Executive Officers)                             (Zip Code)
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ITC Employee Stock Plan of 1996
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         (Full title of the plan)
Perry Douglas West ,104 S. Harbor City Blvd., Melbourne, Fl   32901
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                     (Name and address of agent for service)
                                                             407-953-4811
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                   (Telephone number, including area code, of agent for service)
                         CALCULATION OF REGISTRATION FEE
===============================================================================
                                            Proposed       Proposed
Title of                                    maximum        maximum
securities        Amount                    offering       aggregate   Amount of
to be             to be                     price          offering registration
registered        registered                per share      price    fee
- ----------        ----------                ---------      -----    ---
Common            100,000 SHS.              5.00          500,000  172.40
===============================================================================
  Notes:
          1.    If plan interests are being registered, include the following:
In addition, pursuant to Rule 416 (c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) and described herein.
         2. Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 relied upon, if the basis of the calculation is not other wise evident from the information presented in the table. Item 3. Incorporation of Certain Documents by Reference.
    The following documents are incorporated by reference in the registration statement:
     (a) The registrant's latest annual report on Form 10-K, or, if the financial statements therein are more current, the registrant's latest prospectus, other than the prospectus of which this document is a part, filed pursuant to rule 424 (b) or (c) of the Securities Exchange Commission under the Securities Act of 1933.
     (b) All other reports filed by the registrant pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.
     (c) The descriptions of the registrant's common stock which is contained in the registrant's registration statements filed under section 12 of the Securities Exchange Act of 1934, including any amendment or reports filed for the purpose of updating such descriptions.
     (d) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filling of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4.  Description of Securities.
                                 Not applicable.
Item 5.  Interests of Named Experts and Counsel.
                                 Not applicable.
Item 6.  Indemnification of Directors and Officers
         Each  person  who was or is made a party  or is  threatened  to be made party to or is involved in or called as a witness in any Proceeding because he or she is an Indemnified Person, shall be indemnified and held harmless by the
corporation  to  the  fullest  extent   permitted  under  the  Wyoming  Business
Corporation Act (the "WBCA"), as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than the WBCA
permitted  the   corporation   to  provide  prior  to  such   amendment).   Such
indemnification  shall  cover all  expenses  incurred by an  Indemnified  Person
(including,   but  not  limited  to,  attorneys'  fees  and  other  expenses  of litigation) and all liabilities and losses (including, but not limited to, judgments, fines, ERISA or other excise taxes or penalties and amounts paid or to be paid in settlement) incurred by such person in connection therewith.
         Notwithstanding the foregoing, except with respect to indemnification specified in Section 3 of the Article, the corporation shall indemnify an Indemnified Person in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the board of directors of the corporation.
         For purposes of this Article:
                  (i) a  "Proceeding"  is any  threatened,  pending or completed action,  suit  or  proceeding,  whether  civil,  criminal, administrative or investigative,  and any appeal therefrom and whether formal or informal;
                  (ii)an "Indemnified Person" is a person who is, was, or had agreed to become a director or an officer or a
                      Delegate, as defined herein, of the corporation or the
                      legal representative of any of the foregoing; and
                  (iii) a "Delegate"  is a person  serving at the request of the corporation or a subsidiary of the corporation a director, trustee,  fiduciary,  or officer of such  subsidiary or of another corporation,  partnership, joint venture, trust or other enterprise.
Item 7.  Exemption from Registration Claimed.
                                 Not applicable.
Item 9. Undertakings
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.
         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent
         post-effective  amendment  thereof)  which,   individually  or  in  the
         aggregate,  represent a fundamental change in the information set forth
         in  the   registration   statement.   (iii)  To  include  any  material
         information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.
     (3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filling of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
   (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934 and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the
     prospectus  is  sent  or  given,   the  latest  quarterly  report  that  is
     specifically incorporated by reference in the prospectus to provide such interim financial information.
   (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provision described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the registrant of expenses incurred or paid by the director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                                   SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized , in Melbourne, State of Florida, June 24, 1996.
                                          By  /s/ perry douglas west
                                                  Perry D. West
                                                  Chairman and
                                                  Chief Executive Officer